UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 20, 2014

CHYRONHEGO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	01-09014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

(a)  The Company's Annual Meeting was held on May 20, 2014 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017.

(b)  Of the Company's  31,283,125 shares of common stock issued and outstanding and eligible to vote as of the record date of  March 24, 2014, a quorum of 23,765,982 shares, or 75.97% of the eligible shares, was present in person or represented by proxy at the Annual Meeting.  Each of the matters set forth below and approved at the Annual Meeting is described in detail in the Proxy Statement. The following actions were taken at the Annual Meeting:

1.
Election of seven (7) directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal. The voting results were as follows:

		Withheld	Broker
	Voted For	Authority	Non-Votes
Johan Apel	16,850,749	392,992	6,522,241
Susan Clark-Johnson	16,562,369	681,372	6,522,241
Peter F. Frey	16,762,348	481,393	6,522,241
Christopher R. Kelly	16,375,835	867,906	6,522,241
Roger L. Ogden	16,559,693	684,048	6,522,241
Henrik Sundberg	16,850,404	393,337	6,522,241
Michael C. Wheeler	16,807,313	436,428	6,522,241

2.
Approval of a proposed amendment to the Company's 2008 Long-Term Incentive Plan, or the 2008 LTIP,  to (1) increase the maximum number of authorized shares by 3,000,000 and (2) to increase the limitation on the number of shares issuable to any individual in any fiscal year from 200,000 to 500,000.  The voting results were:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,278,031	929,009	36,701	6,522,241

3.	Ratification of the appointment of BDO USA, LLP as ChyronHego’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results were:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
23,695,069	26,539	44,374	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRONHEGO CORPORATION

By:	/s/ Dawn Johnston
Name:	Dawn Johnston
Title:	Interim Chief Financial Officer

Date: May 21, 2014